Exhibit 5.1

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December 18, 2017

Aratana Therapeutics, Inc.
11400 Tomahawk Creek Parkway, Suite 340

Leawood, KS 66211

Re:      Registration Statement on Form S-3 (Registration No. 333-219681);   Shares of Common Stock, $0.001 par value per share, having an aggregate offering price of up to $50,000,000

Ladies and Gentlemen:

We have acted as special counsel to Aratana Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of shares with an aggregate offering price of up to $50,000,000 (the “Shares”) of common stock, $0.001 par value per share (the “Common Stock”), pursuant to (i) a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on August 4, 2017 (Reg. No. 333-219681) (the “Registration Statement”), (ii) a base prospectus dated August 16, 2017 (the “Base Prospectus”), (iii) a related prospectus supplement dated December 18, 2017 filed with the Commission pursuant to Rule 424(b) under the Act (together with Base Prospectus, the “Prospectus”) and (iv) that certain Sales Agreement, dated as of December 18, 2017, by and between the Company and Cowen and Company, LLC

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December 18, 2017 Page 2

(the “Sales Agreement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, upon issuance, delivery and payment therefor (not less than the par value) in the circumstances contemplated by the Sales Agreement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that (i) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware and (ii) upon the issue of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then-authorized to issue under its Restated Certificate of Incorporation and by the board of directors of the Company in connection with the offering contemplated by the Registration Statement.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Form 8-K dated December 18, 2017 and to the reference to our firm contained in the Registration Statement and the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP